UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 19, 2009

Franklin Street Properties Corp.
(Exact name of registrant as specified in its charter)

Maryland	001-32470	04-3578653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Edgewater Place, Suite 200, Wakefield, Massachusetts	01880-6210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (781) 557-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Franklin Street Properties Corp. (“FSP”, “we”, “us” or “our”) owns an office property located in Glen Allen, Virginia, a suburb of Richmond, that includes three buildings containing an aggregate of approximately 297,789 rentable square feet of space (the “Property”).  Capital One Services, Inc. (“CapOne”) currently leases 100% of the Property from FSP pursuant to a lease (the “CapOne Lease”) that expires on October 31, 2009.  LandAmerica Financial Group, Inc. (“LandAm”) currently subleases 100% of the Property from CapOne pursuant to a sublease that also expires on October 31, 2009.  Commencing on November 1, 2009, LandAm was scheduled to directly lease 100% of the Property from FSP pursuant to a lease (the “LandAm Lease”) that was due to expire on October 31, 2016.

On November 26, 2008, LandAm filed a voluntary motion for relief under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the Eastern District of Virginia, Richmond Division (the “Bankruptcy Court”).  On June 19, 2009, LandAm filed a notice of rejection of the LandAm Lease with the Bankruptcy Court.

The rejection of the LandAm Lease was expected and we are actively engaged in leasing efforts to find a replacement tenant or tenants. Significantly, the CapOne Lease remains in effect, and CapOne continues to be financially obligated to us for all payments of rent due under the CapOne Lease through October 31, 2009.  As a result, management does not believe that the rejection of the LandAm Lease will have a material impact on our results of operations for the second quarter, the third quarter and a portion of the fourth quarter of 2009.  We intend to use this time to continue our leasing efforts to find a replacement tenant or tenants.  We have received expressions of interest in the Property from several potential replacement tenants and are optimistic that our leasing efforts will be successful.  However, we cannot predict how long it will take to lease the vacant space or what the terms and conditions of any new lease or leases will be, although we would expect to sign new leases at current market rates which may be below the expiring rates.

Statements made in this report regarding FSP’s expected operating results for the second, third and fourth quarter of 2009, as well as its beliefs relating to the leasing of the Property, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including without limitation, general economic conditions, the financial health of CapOne, the rental market in Richmond and other “Risk Factors” set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2008, as the same may be updated from time to time in subsequent filings with the United States Securities and Exchange Commission.  Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements, and investors are cautioned not to place undue reliance on such forward-looking statements.  We will not update any of the forward-looking statements after the date of this report to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN STREET PROPERTIES CORP.

Date: June 24, 2009	By: /s/ George J. Carter
George J. Carter President and Chief Executive Officer